UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 29, 2016

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ		08830
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (732) 201-4189

 (Former name or former address, if changed since last report)
 [Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 29, 2016, Echo Therapeutics, Inc. (the “Company”) issued a promissory note to Beijing Yi Tang Bio Science & Technology, Ltd. (“BYT”) in the aggregate principal amount of $50,000 in respect of a bridge loan made by BYT.  Such note was exchanged in the private placement financing described in this Item 2.03 below.

On May 3, 2016, the Company issued an aggregate of $3,361,620 principal amount of 10% senior secured convertible notes of the Company (the “Notes”), inclusive of $3,620 of interest on bridge loans, and related common stock purchase warrants (the “Warrants”) in the second closing of its previously reported private placement financing transaction pursuant to a securities purchase agreement, dated January 29, 2016 (the “Purchase Agreement”), with certain institutional and other accredited investors (the “Investors”).  Bridge notes in the principal amount of $1,400,000 were cancelled as payment by certain Investors and a promissory note receivable from BYT in the principal amount of $770,000 was issued to the Company. This promissory note receivable bears interest at 12% and is due May 31, 2016. Of the $770,000, an aggregate of $100,000 has been paid and the Company expects the balance to be paid by the end of May.  This promissory note was accepted as payment by the Company due to outbound capital restrictions imposed by Chinese government regulators currently limiting outflows to $50,000 per day. The Company incurred placement, legal and other fees aggregating approximately $85,000 which were deducted from the gross cash proceeds.

The Notes are initially convertible into 2,241,080 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), at $1.50 per share. The Company has the right to redeem the Notes under certain circumstances.  Interest is payable quarterly or, at the Company’s option, in shares of Common Stock.  In connection with the closing, the Company issued 1-1/2 year Warrants to purchase 2,241,080 shares of Common Stock at an exercise price of $1.50 per share, which are not exercisable for six months. The Notes and Warrants are subject to customary antidilution provisions.  The conversion price is subject to a reset to eighty percent (80%) of the average of the ten lowest closing prices of the Common Stock less than $1.50 (subject to equitable adjustment), if any, as reported by Bloomberg LP for the principal market on which the Common Stock then trades during the ninety (90) day period immediately following April 29, 2016 (the effective date of the registration statement filed pursuant to the registration rights agreement entered into in connection with the financing), but in no event less than $.80, in each case, subject to equitable adjustment. The Company may call the Warrants for a consideration equal to $.001 per share underlying the Warrants in the event that the volume weighted average price (VWAP) of the Common Stock exceeds 200% of the exercise price then in effect for 10 consecutive trading days, with a trading volume of at least $100,000 per day, and the Equity Conditions (as defined in the Notes) are in effect during such time.

Newbridge Securities Corporation /Life Tech Capital (the “Placement Agent”) acted as the sole placement agent for the financing.  The Placement Agent and certain of its designees received Warrants to purchase up to 37,520 shares of Common Stock at $1.50 per share in connection with the closing of the financing.

The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2016 and incorporated herein by reference, and the form of the Notes, form of Warrants, the promissory note, dated April 29, 2016, issued to BYT and the promissory note, dated May 2, 2016, issued to the Company by BYT, which are attached hereto as Exhibits 10.2 through 10.5, respectively, and are incorporated by reference herein.

Item 3.02                      Unregistered Sales of Equity Securities.

As described in Item 2.03 of this Current Report on Form 8-K which is incorporated herein by reference, on May 3, 2016, the Company issued Notes and Warrants which are convertible or exercisable into shares of Common Stock.

The Notes and Warrants were issued pursuant to the exemption from registration requirements of the Securities Act of 1933, as amended (“Securities Act”), provided under Section 4(a)(2) thereof and pursuant to Rule 506 of Regulation D only to “accredited investors” (as defined under Rule 501(a) of the Securities Act) based in part on the representations and warranties of the Investors.

Item 3.03                      Material Modifications to Rights of Security Holders.

In connection with the closing of the financing described under Item 2.03, on May 4, 2016, the Company filed a Certificate of Amendment (the “Amendment”) to Certificate of Designation, Preferences and Rights of its Series F Convertible Preferred Stock (the “Series F”) with the Secretary of State of Delaware. The Amendment grants the holders of the Series F anti-dilution and price reset provisions comparable to the Notes.  Specifically, in the event that the Company issues or sells Common Stock (or Common Stock equivalents) for consideration per share (the “Amendment Issuance Price”) less than $1.50 (the “Applicable Rate”) (subject to equitable adjustment), immediately after such issuance or sale, the holders of the Series F will be entitled to an adjustment in the conversion ratio then in effect so that each share of Series F is convertible into a number of shares of Common Stock equal to the Applicable Rate divided by the Amendment Issuance Price. Such adjustment of the conversion ratio will only be made if it would result in more shares of Common Stock being issued upon conversion of the Series F. In addition, in the event that the closing price per share of the Common Stock is less than $1.50 for ten or more days during the 90 days immediately following April 29, 2016, the conversion ratio of the Series F will be adjusted from its current 1:1 ratio to one determined by dividing (i) $1.50 by (ii) 80% of the average of such ten lowest closing prices less than $1.50, subject to a floor of $.80. Prior to the Amendment there were 5,276,280 shares of Series F outstanding.

The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01                      Financial Statements and Exhibits.

3.1	Amendment to Certificate of Designation, Preferences and Rights of its Series F Convertible Preferred Stock.
10.1	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on February 2, 2016).
10.2	Form of Note
10.3	Form of Warrant
10.4	Promissory Note, dated April 29, 2016, issued to Beijing Yi Tang Bio Science & Technology, Ltd. by the Company.
10.5	Promissory Note, dated May 2, 2016, issued to the Company by Beijing Yi Tang Bio Science & Technology, Ltd.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: May 4, 2016	By: /s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer

Exhibit Index

3.1	Amendment to Certificate of Designation, Preferences and Rights of its Series F Convertible Preferred Stock.
10.1	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on February 2, 2016).
10.2	Form of Note
10.3	Form of Warrant
10.4	Promissory Note, dated April 29, 2016, issued to Beijing Yi Tang Bio Science & Technology, Ltd. by the Company.
10.5	Promissory Note, dated May 2, 2016, issued to the Company by Beijing Yi Tang Bio Science & Technology, Ltd.